Exhibit 8.2
DLA Piper Rudnick Gray Cary US LLP
4365 Executive Drive, Suite 1100
San Diego, California 92121-2133
T     858.677.1400
F     858.677.1401
W   www.dlapiper.com
September 19, 2005
QUALCOMM Incorporated
5775 Morehouse Drive
San Diego, CA 92121
Ladies and Gentlemen:
We have acted as counsel to QUALCOMM Incorporated, a Delaware corporation (“Acquiror”), in connection with the transactions described in the Agreement and Plan of Reorganization made and entered into as of July 25, 2005 (the “Agreement”), by and among Acquiror, Fluorite Acquisition Corporation, a Delaware corporation and wholly owned subsidiary of Acquiror (“Merger Sub I”), Quartz Acquisition Corporation, a Delaware corporation and wholly owned subsidiary of Acquiror (“Merger Sub II”), and Flarion Technologies, Inc., a Delaware corporation (“Target”). Capitalized terms not otherwise defined herein shall have the same meanings as set forth in the Agreement.
Acquiror is filing with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Securities Act”), a registration statement on Form S-4 (the “Registration Statement”) with respect to the common stock of Acquiror to be issued to Target stockholders in exchange for their stock of Target (the “Target Capital Stock”).
If the Mergers are consummated on the terms and subject to the conditions set forth in the Agreement, then Merger Sub I will merge with and into Target, the separate corporate existence of Merger Sub I will cease and Target will continue as the surviving corporation (“Merger I”) and concurrently with or as soon as practicable following the Effective Time of Merger I, Target will be merged with and into Merger Sub II, the separate corporate existence of Target will cease and Merger Sub II will continue as the surviving corporation (“Merger II,” and together with Merger I, collectively, the “Mergers”). We have assumed for purposes of the opinion set forth below that Merger II will be effected immediately following Merger I as part of a single integrated plan and that the Mergers will be effected in accordance with the General Corporation Law of the State of Delaware. The holders of shares of Target Capital Stock will be entitled to receive for each share of Target Capital Stock held by them, other than cash in lieu of a fractional share, the number of shares of Acquiror Common Stock and cash as determined pursuant to the Agreement.
This opinion is being rendered pursuant to the requirements of Item 21(a) of Form S-4 under the Securities Act and Section 6.15 of the Agreement. In connection with this opinion, we have examined, and are familiar with: (i) the Agreement (including all exhibits and schedules attached thereto), (ii) the Registration Statement and the Prospectus/Information Statement which is contained in and made part of the Registration Statement (the “Prospectus/Information Statement”), and (iii) such other presently existing documents, records and matters of law as we have deemed appropriate in order to enable us to render this opinion.
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September 19, 2005
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In rendering this opinion, we have assumed the following (without any independent investigation or review thereof):
     1. The legal capacity of all natural persons, the authenticity of original documents submitted to us, the conformity to original documents of all documents submitted to us as copies and the authenticity of the originals of such copies, the genuineness of all signatures and the due execution and delivery of all documents;
     2. The due execution and delivery of the tax representation letters delivered to us by Acquiror, Merger Sub I, Merger Sub II and Target on or before the date hereof (the “Tax Representation Letters”);
     3. The truth and accuracy at all relevant times of the representations, warranties and statements of fact made or to be made by Acquiror, Merger Sub I, Merger Sub II, Target and their respective management, employees, officers, directors and stockholders in connection with the Mergers, including, but not limited to, those set forth in the Agreement and in the Tax Representation Letters;
     4. Any representation or statement made “to the knowledge of” or similarly qualified is correct without such qualification;
     5. The Mergers will be consummated in accordance with the Agreement without any waiver or breach of any material provision thereof, and the Mergers will be effective under applicable state law;
     6. The Mergers will be reported by Acquiror, Merger Sub I, Merger Sub II and Target on their respective federal income tax returns in a manner consistent with treatment of the Mergers as a “reorganization” within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended; and
     7. The opinion of Latham & Watkins LLP, counsel to the Target, rendered pursuant to Section 6.15 of the Agreement, substantially identical in substance to this opinion, has been delivered and has not been withdrawn.
Based upon and subject to (i) the Mergers being consummated in the manner described in the Agreement, (ii) the accuracy of the Registration Statement and the Prospectus/Information Statement and the facts concerning the Mergers that have come to our attention during our engagement, and (iii) certain representations made by Acquiror, Merger Sub I, Merger Sub II and Target pursuant to the Agreement or in connection with the issuance of our opinion, we are of the opinion that the discussion in the Prospectus/Information Statement included as part of the Registration Statement under the caption “Material United States Federal Income Tax Consequences of the Mergers” (the “Tax Section”), insofar as it relates to statements of law or legal conclusions, sets forth the material United States federal income tax considerations generally
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applicable to the Mergers based upon current law and the facts and assumptions stated or referred to therein.
We express no opinion as to whether such description in the Tax Section addresses all of the United States federal income tax consequences of the Mergers that may be applicable to Acquiror, Merger Sub I, Merger Sub II, Target, or to any particular Acquiror stockholder or Target stockholder. In addition, we express no opinion as to United States federal, state, local, foreign or other tax consequences, other than as set forth in the Tax Section. Because this opinion is being delivered prior to the Effective Time of the Mergers, it must be considered prospective and dependent upon future events. There can be no assurance that changes in the law will not take place which could affect the United States federal income tax consequences of the Mergers or that contrary positions may not be taken by the Internal Revenue Service.
We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. We also consent to the references to our firm name in the Tax Section. By giving this consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Securities and Exchange Commission promulgated thereunder (the “Rules”), nor do we hereby admit that we are experts with respect to any part of the Registration Statement within the Securities Act or the Rules.
No opinion is expressed as to any federal income tax consequence of the Mergers or the other transactions contemplated by the Agreement except as specifically set forth herein. This opinion may not be relied upon except with respect to the consequences specifically discussed herein. By rendering this opinion, we undertake no responsibility to update this opinion after the date hereof for any reason, including but not limited to, any new or changed facts or law which come to our attention after the date hereof. This opinion is being delivered to you solely in connection with the filing of the Registration Statement and is intended only for the benefit of Acquiror and its stockholders. This opinion may not be relied upon or utilized for any other purpose or by any other person or entity without our prior written consent.
Very truly yours,
/s/ DLA Piper Rudnick Gray Cary US LLP

DLA PIPER RUDNICK GRAY CARY US LLP
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